S.W.  HATFIELD,  CPA
certified  public  accountants
Member:   American  Institute  of  Certified  Public  Accountants
                      SEC  Practice  Section
                      Information  Technology  Section
                 Texas  Society  of  Certified  Public  Accountants

                                  December 28, 1999



U.  S.  Securities  and  Exchange  Commission
450  Fifth  Street,  N.  W.
Washington  DC  20549

Gentlemen,

On December 27, 1999, this firm reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K to be filed by Yournet, Inc. (formerly Associated Medical Devices, Inc.) (SEC File # 0-09489) during December 1999.

We have no disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours  truly,
S.  W.  Hatfield,  CPA

/s/  Scott  W.  Hatfield,  CPA
Scott  W.  Hatfield,  CPA
    for  the  Firm

SWH/
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